UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                November 6, 2017

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Quarry Park Boulevard S.E., Calgary, Alberta	T2C 5N1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             1-800-567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

              Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On November 1, 2017, Rich Kruger, the Company’s chairman, president and chief executive officer, and Dave Hughes, the Company’s investor relations manager, hosted a call to update investors on the Company’s business strategy, operations and major projects (the “Presentation”). A Form 8-K was filed on November 1, 2017 providing a link to the webcast and attached the slides used in the Presentation as an exhibit to the Form 8-K. The Presentation included information related to the Company’s strategic plans, goals, growth initiatives and outlook, and forecasts for future performance.

To supplement that filing, a transcript of the Presentation is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	A copy of the transcript of the Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: November 6, 2017
By: /s/ Lara Pella
Name: Lara Pella
Title: Assistant General Counsel and
Corporate Secretary

By: /s/ Cathryn Walker
Name: Cathryn Walker
Title: Assistant Corporate Secretary